Exhibit 99.1
Salesforce Delivers Record First Quarter Fiscal 2027 Results
GAAP EPS $2.42, up 52% Y/Y, Non-GAAP EPS $3.88, up 50% Y/Y

SAN FRANCISCO, Calif. - May 27, 2026 - Salesforce (NYSE: CRM), the world's #1 AI CRM, today announced results for its first quarter fiscal 2027 ended April 30, 2026.

First Quarter Financial Highlights
•Current remaining performance obligation of $33.6 billion, up 14% year-over-year ("Y/Y") and 13% in constant currency ("CC")
•Remaining performance obligation of $67.9 billion, up 11% Y/Y
•First quarter subscription & support revenue of $10.6 billion, up 14% Y/Y and 12% in CC, including $428 million Informatica contribution
•First quarter revenue of $11.1 billion, up 13% Y/Y and 12% in CC, including $444 million Informatica contribution
•First quarter GAAP operating margin of 21.1% and non-GAAP operating margin of 34.8%
•First quarter GAAP diluted net income per share of $2.42, up 52% Y/Y and non-GAAP diluted net income per share of $3.88, up 50% Y/Y
•First quarter operating cash flow of $6.7 billion, up 3% Y/Y, and free cash flow of $6.6 billion, up 4% Y/Y
•Returned $27.5 billion to shareholders, including $27.1 billion in share repurchases and $365 million in dividends
•Entered into $25 billion accelerated share repurchase ("ASR"), with upfront share delivery of 103 million shares representing approximately 80% of total shares expected to be repurchased, with final settlement expected in Q3 FY27

“This was an outstanding quarter for Salesforce — record revenue, record deals, and cash flow,” said Marc Benioff, Chair and CEO, Salesforce. “Agentic AI is the biggest growth opportunity for our customers, and for Salesforce. We’re the #1 Agentic CRM, with Agentforce now powering every Customer 360 application and helping tens of thousands of businesses across every industry transform into Agentic Enterprises. With more than $1 billion in Agentforce ARR, $3.4 billion in combined AI and data ARR, and 3.8 billion Agentic Work Units delivered for our customers, Salesforce has never been more essential.”

“We remain confident in delivering organic revenue acceleration in the second half of FY27, driven by growth in Sales, Service, Slack, Agentforce, and Data 360,” said Robin Washington, President and Chief Financial and Operating Officer, Salesforce. “We are executing against our profitable growth framework and remain on track to deliver on our FY30 targets while maximizing shareholder value.”

Salesforce Company Highlights
•Agentforce and Data 360 annual recurring revenue ("ARR") reaches nearly $3.4 billion, up over 200% Y/Y, including $1.1 billion Informatica Cloud ARR and $1.2 billion Agentforce ARR, up 205% Y/Y
•3.8 billion Agentic Work Units (“AWUs”) delivered to date across Agentforce and Slack, growing 111% quarter-over-quarter ("Q/Q")
•Bookings from Agentforce One Edition and Agentforce for Apps, premium SKUs anchored in Sales and Service including the value from Agentic capabilities, grew nearly 60% Y/Y
•Processed more than 28.6 trillion tokens to date, up 152% Q/Q
•More than 50% of Agentforce and Data 360 bookings came from existing customers in Q1
•In Q1, Data 360 ingested 52 trillion records, up 136% Y/Y, including 35 trillion via Zero Copy, up 277% Y/Y, and processed 12 terabytes of unstructured data
•Processed nearly 1 trillion API calls across Core products in Q1
•Slack Model Context Protocol ("MCP") surpassed 1 million active users within six weeks of launch
•Public Sector Industry Cloud ARR surpasses $2 billion, up 23% Y/Y in Q1, with Public Sector AWUs up nearly 400% Q/Q

Guidance
•Initiates second quarter FY27 revenue guidance of $11.27 billion to $11.35 billion, up 10% - 11% Y/Y and 10% in CC, including slightly above 4pts Informatica contribution
•Raises midpoint of full year FY27 revenue guidance, now expects full year FY27 revenue of $45.9 billion to $46.2 billion, up 11% Y/Y and 10% - 11% in CC, including approximately 3pts Informatica contribution

•Maintains full year FY27 subscription & support revenue growth guidance of slightly under 12% Y/Y and approximately 11% in CC, including approximately 3pts Informatica contribution
•Updates full year FY27 GAAP operating margin guidance of 20.6%, and maintains non-GAAP operating margin guidance of 34.3%
•Updates full year FY27 operating cash flow growth guidance and free cash flow growth guidance to approximately 4% - 5% Y/Y to reflect the impact of the $25 billion debt issuance for the ASR

Salesforce's guidance includes GAAP and non-GAAP financial measures. The following tables summarize Salesforce's guidance for the second quarter fiscal 2027 and full-year fiscal 2027:

Q2 FY27 Guidance
	GAAP	Non-GAAP(1)
Revenue	$11.27 - $11.35 billion	N/A
Revenue growth(2)	10% - 11%	10% CC, $50M Y/Y FX
Includes slightly above 4pts Informatica contribution
Diluted net income per share	$1.74 - $1.76	$3.25 - $3.27
Current remaining performance obligation growth(3)	Approximately 14%	Approximately 13% CC, $200M Y/Y FX

Full Year FY27 Guidance
	GAAP	Non-GAAP(1)
Revenue	$45.9 - $46.2 billion	N/A
Revenue growth(2)	11%	Approximately 10% - 11% CC, $300M Y/Y FX
Includes approximately 3pts Informatica contribution
Subscription & support revenue growth(4)	Slightly Under 12%	Approximately 11% CC
Includes approximately 3pts Informatica contribution
Operating margin	20.6%	34.3%
Diluted net income per share	$7.93 - $7.99	$14.06 - $14.12
Operating cash flow growth	Approximately 4% - 5%	N/A
Free cash flow growth	N/A	Approximately 4% - 5%
Capital expenditures	N/A	Approximately 1.5% of revenue
(1) Non-GAAP CC revenue growth, non-GAAP CC remaining performance obligation growth, non-GAAP CC subscription & support revenue growth, non-GAAP operating margin, non-GAAP diluted net income per share, and free cash flow growth are non-GAAP financial measures. See below for an explanation of non-GAAP financial measures. The Company's shares used in computing GAAP diluted net income per share guidance and non-GAAP diluted net income per share guidance reflect the reduction to share count from the 103 million shares initially delivered under the ASR, but excludes any impact to share count from the final ASR settlement or potential Q2 - Q4 FY27 open-market repurchase activity under our share repurchase program.
(2) Revenue FX impact is calculated by taking the current period rates compared to the prior period average rates.
(3) Current remaining performance obligation FX impact is calculated by taking the current period rates compared to the prior period ending rates.
(4) Subscription & support revenue excludes professional services revenue.

The following is a reconciliation of GAAP operating margin guidance to non-GAAP operating margin guidance for the full year:

Full Year FY27 Guidance
GAAP operating margin(1)	20.6%
Plus
Amortization of purchased intangibles(2)	4.2%
Stock-based compensation expense(2)(3)	9.0%
Restructuring and acquisition-related costs(2)(3)	0.5%
Non-GAAP operating margin(1)	34.3%
(1) GAAP operating margin is the proportion of GAAP income from operations as a percentage of GAAP revenue. Non-GAAP operating margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue.
(2) The percentages shown above have been calculated based on the midpoint of the low and high ends of the revenue guidance for full year FY27.
(3) The percentages shown in the restructuring and acquisition-related costs line have been calculated based on charges associated with the Company's restructuring initiatives and acquisition-related costs. Stock-based compensation expense excludes stock-based compensation expense related to the Company's restructuring initiatives, which is included in the restructuring and acquisition-related costs line.

The following is a per share reconciliation of GAAP diluted net income per share to non-GAAP diluted net income per share guidance for the next quarter and the full year:

	Fiscal 2027
	Q2	FY27
GAAP diluted net income per share range(1)(2)	$1.74 - $1.76	$7.93 - $7.99
Plus
Amortization of purchased intangibles	$0.63	$2.28
Stock-based compensation expense	$1.16	$4.94
Restructuring and acquisition-related costs(3)	$0.08	$0.30
Less
Income tax effects and adjustments(4)	$(0.36)	$(1.39)
Non-GAAP diluted net income per share(2)	$3.25 - $3.27	$14.06 - $14.12
Shares used in computing basic net income per share (millions)(5)	820	835
Shares used in computing diluted net income per share (millions)(5)	823	839
(1) The Company's GAAP tax provision is expected to be approximately 21.5% for the three months ended July 31, 2026 and 22.0% for the year ended January 31, 2027. The GAAP tax rates may fluctuate due to discrete tax items, changes in valuation allowance assessment, future acquisitions, or other transactions.
(2) The Company's projected GAAP and non-GAAP diluted net income per share assumes no change to the value of our strategic investment portfolio as it is not possible to forecast future gains and losses. The impact of future gains or losses from the Company’s strategic investment portfolio could be material.
(3) The estimated impact to GAAP diluted net income per share is in connection with the Company's restructuring initiatives and acquisition-related costs.
(4) The Company’s non-GAAP tax provision uses a long-term projected tax rate of 20.5%, which reflects currently available information and could be subject to change.
(5) The Company's shares used in computing GAAP net income per share guidance and non-GAAP net income per share guidance include the 103 million shares initially delivered under the ASR, but excludes any impact to share count from the final ASR settlement or potential Q2 - Q4 FY27 open-market repurchase activity under our share repurchase program.

For additional information regarding non-GAAP financial measures see the reconciliation of results and related explanations below.

Management will provide further commentary around these guidance assumptions on its earnings call.

Product Releases and Enhancements
Salesforce releases major updates for our core platform and apps three times a year, with additional updates happening regularly across our portfolio. These releases are a result of significant research and development investments made over multiple years, and are designed to help customers drive cost savings, boost efficiency, and build trust.

Salesforce leaders will participate in a Q1 FY27 Product & Innovation - Headless 360 + Slack webinar on Friday, May 29, 2026, at 11:00 AM PT / 2:00 PM ET. A live webcast and replay details of the event will be available on the Salesforce Investor Relations website at www.salesforce.com/investor.

To learn more about our newest innovations and product release highlights, including our latest Spring 2026 Product Release, see FY27 Q1 Product Releases and Announcements at https://www.salesforce.com/news/stories/fy27-q1-highlights/ and see our latest major release at www.salesforce.com/releases.

Environmental, Social, and Governance (ESG) Strategy
To learn more about our latest initiatives and priorities, review our Stakeholder Impact Report at https://salesforce.com/stakeholder-impact-report.

Quarterly Earnings Webcast
Salesforce plans to host a live earnings webcast broadcast at 2:00 p.m. (PT) / 5:00 p.m. (ET) to discuss its financial results with the investment community. A live webcast and replay details of the event will be available on the Salesforce Investor Relations website at www.salesforce.com/investor.

About Salesforce
Salesforce helps organizations of any size become agentic enterprises - integrating humans, agents, apps, and data on a trusted, unified platform to unlock unprecedented growth and innovation. Visit www.salesforce.com for more information.

Valmik Desai
Salesforce
Investor Relations
investor@salesforce.com

Salesforce
Public Relations
pr@salesforce.com

###

"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about the Company's financial and operating results and guidance, which include, but are not limited to, expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income, net income per share, operating cash flow growth, operating margin, expected revenue growth, expected foreign currency exchange rate impact, expected current remaining performance obligation growth, expected tax rates or provisions, stock-based compensation expenses, amortization of purchased intangibles, shares outstanding, market growth, strategic investments, expected restructuring expense or charges, expectations regarding our total addressable market and expected timing of product releases and enhancements. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results or outcomes could differ materially and adversely from those expressed or implied by our forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements.

The risks and uncertainties referred to above include -- but are not limited to -- risks associated with:
•the effect of the acquisition of Informatica on our operating results, the market price of our common stock, our ability to retain and hire key personnel and our ability to maintain relationships with customers, suppliers and others with whom we or Informatica do business;
•our ability to maintain sufficient security levels and service performance, avoid downtime and prevent, detect and remediate performance degradation and security breaches;

•our ability to secure sufficient data center capacity;
•our reliance on third-party infrastructure providers, including hardware, software, energy and platform providers and the organizations responsible for the development and maintenance of Internet infrastructure;
•uncertainties regarding AI technologies and their integration into our product offerings;
•the evolving landscape related to environmental, social and governance (“ESG”) matters;
•the effect of evolving government regulations, including those related to our industry and providing services on or accessing the Internet, and those addressing ESG matters, data privacy, cybersecurity, cross-border data transfers, government contracting and procurement, and import and export controls;
•current and potential litigation and regulatory investigations involving us or our industry;
•our ability to successfully expand or introduce new services and product features, including related to AI and Agentforce;
•our ability to successfully complete, integrate and realize the benefits from acquisitions or other strategic transactions;
•uncertainties regarding the pace of change and innovation and our ability to compete in the markets in which we participate;
•our ability to successfully execute our business strategy and our business plans, including efforts to expand internationally and related risks;
•our ability to meet our long-term revenue target and profitable growth framework;
•our ability to predict and meet expectations regarding our operating results and cash flows, including revenue and remaining performance obligation, including as a result of the seasonal nature of our sales cycle and the variability in our results arising from the accounting for term license revenue products and some complex transactions;
•our ability to predict and limit customer attrition and costs related to those efforts;
•the demands on our personnel and infrastructure resulting from significant growth in our customer base and operations, including as a result of acquisitions;
•our real estate and office facilities strategy and related costs and uncertainties;
•the performance of our strategic investment portfolio, including fluctuations in the fair value of our investments;
•our ability to protect our intellectual property rights;
•our ability to maintain and enhance our brands;
•uncertainties regarding the realizability, valuation and potential availability of certain tax assets;
•the impact of new accounting pronouncements and tax rules;
•uncertainties affecting our ability to estimate our tax rate;
•uncertainties regarding the effect of geopolitical events, inflationary pressures, market and macroeconomic volatility, financial institution instability, changes in monetary policy, foreign currency exchange rate and interest rate fluctuations, uncertainty regarding changes in trade policies, including trade wars, the threat or imposition of tariffs or other trade restrictions as well as any retaliatory actions, and climate change, natural disasters and actual or threatened public health emergencies on our workforce, business, and operating results;
•uncertainties regarding the impact of expensing stock options and other equity awards;
•the sufficiency of our capital resources, including our ability to execute our share repurchase program and declare future cash dividends;
•our ability to comply with our debt covenants and lease obligations; and
•uncertainties regarding impacts to our workforce and workplace culture, such as those arising from our current and future office environments or remote work policies or our ability to realize the expected benefits of the Company's restructuring initiatives.

Further information on these and other factors that could affect the Company’s actual results or outcomes is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings it makes with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Financials section of the Company’s website at investor.salesforce.com/financials/.

Salesforce, Inc. assumes no obligation and does not intend to revise or update publicly any forward-looking statements for any reason, except as required by law.

© 2026 Salesforce, Inc.  All rights reserved.  Salesforce and other marks are trademarks of Salesforce, Inc.  Other brands featured herein may be trademarks of their respective owners.

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Salesforce, Inc.
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(Unaudited)

1	Three Months Ended April 30,
	2026	2025
Revenues:
Subscription and support	$10,593	$9,297
Professional services and other	540	532
Total revenues	11,133	9,829
Cost of revenues (1)(2):
Subscription and support	1,953	1,611
Professional services and other	617	654
Total cost of revenues	2,570	2,265
Gross profit	8,563	7,564
Operating expenses (1)(2):
Research and development	1,627	1,460
Sales and marketing	3,769	3,429
General and administrative	740	697
Restructuring	80	36
Total operating expenses	6,216	5,622
Income from operations	2,347	1,942
Interest expense	(317)	(68)
Gains (losses) on strategic investments, net	558	(63)
Other income	133	163
Income before provision for income taxes	2,721	1,974
Provision for income taxes	(614)	(433)
Net income	$2,107	$1,541
Basic net income per share	$2.43	$1.61
Diluted net income per share (3)	$2.42	$1.59
Shares used in computing basic net income per share	868	960
Shares used in computing diluted net income per share	871	970
(1)Amounts include amortization of intangible assets acquired through business combinations, as follows:

	Three Months Ended April 30,
	2026	2025
Cost of revenues	$244	$162
Sales and marketing	317	233
(2)Amounts include stock-based compensation expense, as follows:

	Three Months Ended April 30,
	2026	2025
Cost of revenues	$138	$151
Research and development	310	275
Sales and marketing	320	285
General and administrative	102	88
Restructuring	10	15

(3)During the three months ended April 30, 2026 and 2025, gains (losses) on strategic investments impacted GAAP diluted net income per share by $0.49 and $(0.05) based on a U.S. tax rate of 23.5%, and non-GAAP diluted net income per share by $0.51 and $(0.05) based on a non-GAAP tax rate of 20.5% and 22.0%, respectively.

Salesforce, Inc.
Condensed Consolidated Statements of Operations
(As a percentage of total revenues)
(Unaudited)

	Three Months Ended April 30,
	2026	2025
Revenues:
Subscription and support	95%	95%
Professional services and other	5	5
Total revenues	100	100
Cost of revenues (1)(2):
Subscription and support	18	16
Professional services and other	5	7
Total cost of revenues	23	23
Gross profit	77	77
Operating expenses (1)(2):
Research and development	14	15
Sales and marketing	34	35
General and administrative	7	7
Restructuring	1	0
Total operating expenses	56	57
Income from operations	21	20
Interest expense	(3)	0
Gains (losses) on strategic investments, net	5	(1)
Other income	1	1
Income before provision for income taxes	24	20
Provision for income taxes	(5)	(4)
Net income	19%	16%

(1)Amounts include amortization of intangible assets acquired through business combinations as a percentage of total revenues, as follows:

	Three Months Ended April 30,
	2026	2025
Cost of revenues	2%	2%
Sales and marketing	3	2

(2)Amounts include stock-based compensation expense as a percentage of total revenues, as follows:

	Three Months Ended April 30,
	2026	2025
Cost of revenues	1%	1%
Research and development	3	3
Sales and marketing	3	3
General and administrative	1	1
Restructuring	0	0

Salesforce, Inc.
Condensed Consolidated Balance Sheets
(in millions)

	April 30, 2026	January 31, 2026
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$8,935	$7,327
Marketable securities	2,902	2,238
Accounts receivable, net	5,080	14,339
Costs capitalized to obtain revenue contracts, net	2,065	2,075
Prepaid expenses and other current assets	2,631	2,243
Total current assets	21,613	28,222
Property and equipment, net	3,150	3,120
Operating lease right-of-use assets, net	1,889	2,003
Noncurrent costs capitalized to obtain revenue contracts, net	2,920	2,985
Strategic investments	7,772	7,591
Goodwill	59,291	57,941
Intangible assets acquired through business combinations, net	6,650	6,815
Deferred tax assets and other assets, net	3,395	3,628
Total assets	$106,680	$112,305
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$6,582	$8,253
Operating lease liabilities, current	557	548
Unearned revenue	20,363	24,317
Debt, current	0	4,000
Total current liabilities	27,502	37,118
Noncurrent debt	39,280	10,439
Noncurrent operating lease liabilities	2,047	2,189
Other noncurrent liabilities	3,616	3,417
Total liabilities	72,445	53,163
Stockholders’ equity:
Common stock	1	1
Treasury stock, at cost	(55,028)	(32,228)
Additional paid-in capital	64,913	68,835
Accumulated other comprehensive income	395	313
Retained earnings	23,954	22,221
Total stockholders’ equity	34,235	59,142
Total liabilities and stockholders’ equity	$106,680	$112,305

Salesforce, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(Unaudited)

1	Three Months Ended April 30,
	2026	2025
Operating activities:
Net income	$2,107	$1,541
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (1)	985	843
Amortization of costs capitalized to obtain revenue contracts, net	584	545
Stock-based compensation expense	857	814
(Gains) losses on strategic investments, net	(558)	63
Changes in assets and liabilities, net of business combinations:
Accounts receivable, net	9,431	7,591
Costs capitalized to obtain revenue contracts, net	(509)	(365)
Prepaid expenses and other current assets and other assets	(162)	(481)
Accounts payable and accrued expenses and other liabilities	(1,897)	(1,007)
Operating lease liabilities	(138)	(124)
Unearned revenue	(3,999)	(2,944)
Net cash provided by operating activities	6,701	6,476
Investing activities:
Business combinations, net of cash acquired	(1,452)	0
Purchases of strategic investments	(325)	(149)
Sales of strategic investments	415	6
Purchases of marketable securities	(1,089)	(2,086)
Sales of marketable securities	352	405
Maturities of marketable securities	61	436
Capital expenditures	(145)	(179)
Net cash used in investing activities	(2,183)	(1,567)
Financing activities:
Proceeds from issuance of debt, net of issuance costs	24,842	0
Repurchases of common stock	(27,248)	(2,633)
Payments for taxes related to net share settlement of equity awards	(250)	0
Proceeds from employee stock plans	230	294
Principal payments on financing obligations	(130)	(179)
Payments of dividends and dividend equivalents	(365)	(402)
Net cash used in financing activities	(2,921)	(2,920)
Effect of exchange rate changes	11	91
Net increase in cash and cash equivalents	1,608	2,080
Cash and cash equivalents, beginning of period	7,327	8,848
Cash and cash equivalents, end of period	$8,935	$10,928
(1)    Includes amortization of intangible assets acquired through business combinations, depreciation of fixed assets and amortization and impairment of right-of-use assets.

Salesforce, Inc.
Additional Metrics
(Unaudited)
Supplemental Revenue Analysis
Remaining Performance Obligation
Remaining performance obligation ("RPO") represents contracted revenue that has not yet been recognized, which includes unearned revenue and unbilled amounts that will be recognized as revenue in future periods. RPO is influenced by several factors, including seasonality, the timing of renewals, the timing of term license deliveries, average contract terms and foreign currency exchange rates. Remaining performance obligation is also impacted by acquisitions. Unbilled portions of RPO denominated in foreign currencies are revalued each period based on the period end exchange rates. The portion of RPO that is unbilled is not recorded on the condensed consolidated balance sheets.
RPO consisted of the following (in billions):

	Current	Noncurrent	Total
As of April 30, 2026	$33.6	$34.3	$67.9
As of January 31, 2026	35.1	37.3	72.4
As of October 31, 2025	29.4	30.1	59.5
As of July 31, 2025	29.4	30.5	59.9
As of April 30, 2025	29.6	31.3	60.9
Unearned Revenue
Unearned revenue represents amounts that have been invoiced in advance of revenue recognition and is recognized as revenue when transfer of control to customers has occurred or services have been provided. The change in unearned revenue was as follows (in millions):

	Three Months Ended April 30,
	2026	2025
Unearned revenue, beginning of period	$24,317	$20,743
Billings and other (1)	7,179	6,885
Revenue recognized over time	(10,486)	(9,211)
Revenue recognized at a point in time	(647)	(618)
Unearned revenue, end of period	$20,363	$17,799
(1)     Other includes, for example, the impact of foreign currency translation as well as contributions from contract assets and business combinations.
Disaggregation of Revenue
Subscription and Support Revenue by the Company's service offerings (1)
Subscription and support revenues consisted of the following (in millions):

	Three Months Ended April 30,
	2026	2025
Agentforce Apps	$6,910	$6,345
Data 360, Headless Platform, & Other	3,683	2,952
Total Subscription and Support Revenue	$10,593	$9,297
(1)     To reflect the evolution of its product architecture to deliver the Agentic Enterprise, and consistent with how management evaluates the performance of the business, the Company revised the presentation of its disaggregated revenue disclosures in the first quarter of 2027 into two primary categories: Agentforce Apps, and Data 360, Headless Platform, & Other. Agentforce Apps is comprised of Agentforce Sales, Agentforce Service, Agentforce Marketing, Agentforce Commerce, Agentforce Apps Flex Credits and Slack. Data 360, Headless Platform, & Other is comprised of Data 360, Data 360 and Platform Flex Credits, Headless Platform, Informatica, Agentforce Mulesoft, Agentforce Tableau and Other. Reclassifications to the prior period were made to conform to the current period presentation and did not affect total subscription and support revenue.

Total Revenue by Geographic Locations
Revenues by geographical region consisted of the following (in millions):

	Three Months Ended April 30,
	2026	2025
Americas	$7,233	$6,469
Europe	2,754	2,337
Asia Pacific	1,146	1,023
Total Revenue	$11,133	$9,829
Constant Currency Growth Rates
Subscription and support revenues constant currency growth rates by the Company's service offerings were as follows:

	Three Months Ended April 30, 2026 Compared to Three Months Ended April 30, 2025	Three Months Ended January 31, 2026 Compared to Three Months Ended January 31, 2025	Three Months Ended April 30, 2025 Compared to Three Months Ended April 30, 2024
Agentforce Apps	7%	6%	7%
Data 360, Headless Platform, & Other	23%	21%	13%
Total growth	12%	11%	9%
Revenue constant currency growth rates by geographical region were as follows:

	Three Months Ended April 30, 2026 Compared to Three Months Ended April 30, 2025	Three Months Ended January 31, 2026 Compared to Three Months Ended January 31, 2025	Three Months Ended April 30, 2025 Compared to Three Months Ended April 30, 2024
Americas	11%	9%	7%
Europe	12%	13%	9%
Asia Pacific	12%	13%	11%
Total growth	12%	10%	8%
Current remaining performance obligation constant currency growth rates were as follows:

	April 30, 2026 Compared to April 30, 2025	January 31, 2026 Compared to January 31, 2025	April 30, 2025 Compared to April 30, 2024
Total growth	13%	13%	11%

Salesforce, Inc.
GAAP Results Reconciled to Non-GAAP Results
The following tables reflect selected GAAP results reconciled to Non-GAAP results.
(in millions, except per share data)
(Unaudited)

	Three Months Ended April 30,
	2026	2025
Non-GAAP income from operations
GAAP income from operations	$2,347	$1,942
Plus:
Amortization of purchased intangibles (1)	561	395
Stock-based compensation expense (2)(3)	870	799
Restructuring and acquisition-related costs	96	36
Non-GAAP income from operations	$3,874	$3,172
Non-GAAP operating margin as a percentage of revenues
Total revenues	$11,133	$9,829
GAAP operating margin (4)	21.1%	19.8%
Non-GAAP operating margin (4)	34.8%	32.3%
Non-GAAP net income
GAAP net income	$2,107	$1,541
Plus:
Amortization of purchased intangibles (1)	561	395
Stock-based compensation expense (2)(3)	870	799
Restructuring and acquisition-related costs	96	36
Income tax effects and adjustments	(257)	(272)
Non-GAAP net income	$3,377	$2,499

	Three Months Ended April 30,
	2026	2025
Non-GAAP diluted net income per share
GAAP diluted net income per share	$2.42	$1.59
Plus:
Amortization of purchased intangibles (1)	0.64	0.41
Stock-based compensation expense (2)(3)	1.00	0.82
Restructuring and acquisition-related costs	0.11	0.04
Income tax effects and adjustments	(0.29)	(0.28)
Non-GAAP diluted net income per share	$3.88	$2.58
Shares used in computing non-GAAP diluted net income per share	871	970

(1)Amortization of purchased intangibles was as follows:

	Three Months Ended April 30,
	2026	2025
Cost of revenues	$244	$162
Sales and marketing	317	233
	$561	$395

(2)Stock-based compensation expense, excluding stock-based compensation expense related to restructuring, was as follows:

	Three Months Ended April 30,
	2026	2025
Cost of revenues	$138	$151
Research and development	310	275
Sales and marketing	320	285
General and administrative	102	88
	$870	$799

(3)    Stock-based compensation expense included in the GAAP to non-GAAP reconciliation tables above excludes stock-based compensation expense related to restructuring initiatives for each of the three months ended April 30, 2026 and 2025 of $10 million and $15 million, respectively, which are included in the restructuring and acquisition-related costs line.

(4)    GAAP operating margin is the proportion of GAAP income from operations as a percentage of GAAP revenue. Non-GAAP operating margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue. Non-GAAP income from operations excludes the impact of the amortization of purchased intangibles, stock-based compensation expense, charges associated with the Company's restructuring initiatives and acquisition-related costs.

Salesforce, Inc.
Computation of Basic and Diluted GAAP and Non-GAAP Net Income Per Share
(in millions, except per share data)
(Unaudited)

	Three Months Ended April 30,
	2026	2025
GAAP Basic Net Income Per Share
Net income	$2,107	$1,541
Basic net income per share	$2.43	$1.61
Shares used in computing basic net income per share	868	960

	Three Months Ended April 30,
	2026	2025
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$3,377	$2,499
Non-GAAP basic net income per share	$3.89	$2.60
Shares used in computing non-GAAP basic net income per share	868	960

	Three Months Ended April 30,
	2026	2025
GAAP Diluted Net Income Per Share
Net income	$2,107	$1,541
Diluted net income per share	$2.42	$1.59
Shares used in computing diluted net income per share	871	970

	Three Months Ended April 30,
	2026	2025
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$3,377	$2,499
Non-GAAP diluted net income per share	$3.88	$2.58
Shares used in computing non-GAAP diluted net income per share	871	970

Supplemental Cash Flow Information
Computation of Free Cash Flow, a Non-GAAP Measure
(in millions)
(Unaudited)

	Three Months Ended April 30,
	2026	2025
GAAP net cash provided by operating activities	$6,701	$6,476
Capital expenditures	(145)	(179)
Free cash flow	$6,556	$6,297

Non-GAAP Financial Measures: This press release includes information about non-GAAP operating margin, non-GAAP net income per share, non-GAAP tax rates, free cash flow, constant currency revenue and revenue growth rate, constant currency subscription and support revenue growth rate and constant currency current remaining performance obligation growth rates (collectively the “non-GAAP financial measures”). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s condensed consolidated financial statements prepared in accordance with GAAP. Management uses both GAAP and non-GAAP financial measures when planning, monitoring and evaluating the Company’s performance.

The primary purpose of using non-GAAP financial measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the Company’s results in the same way management does. Management believes that supplementing GAAP disclosure with non-GAAP disclosure provides investors with a more complete view of the Company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the Company’s business. Further to the extent that other companies use similar methods in calculating non-GAAP financial measures, the provision of supplemental non-GAAP information can allow for a comparison of the Company’s relative performance against other companies that also report non-GAAP operating results.

Non-GAAP operating margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue. Non-GAAP income from operations excludes the impact of the following items: stock-based compensation expense, amortization of acquisition-related intangibles, and charges associated with the Company's restructuring initiatives and acquisition-related costs. Non-GAAP net income per share excludes, to the extent applicable, the impact of the following items: stock-based compensation expense, amortization of purchased intangibles, charges associated with the Company's restructuring initiatives and acquisition-related costs, and income tax adjustments. These items are excluded because the decisions that give rise to them are not made to increase revenue in a particular period, but instead for the Company’s long-term benefit over multiple periods.

As described above, the Company excludes or adjusts for the following in its non-GAAP results and guidance:

•Stock-Based Compensation Expense: The Company’s compensation strategy includes the use of stock-based compensation expense to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•Amortization of Purchased Intangibles: The Company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and, in some cases, acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, which is not typically affected by operations during any particular period. Although the Company excludes the amortization of purchased intangibles from these non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

•Restructuring: Restructuring charges are costs associated with a formal restructuring plan and may include employee notice period costs and severance payments, lease or contract termination costs, asset impairments, accelerated depreciation and amortization and other related expenses. The Company excludes these restructuring charges because they are distinct from ongoing operational costs and it does not believe they are reflective of current and expected future business performance and operating results.

•Acquisition-related costs: Acquisition-related expenses include transaction and integration expenses for consummated transactions that are incurred prior to the acquisition closing or within the first year of the acquisition close date, which may include transaction or integration expenses paid to third parties, one-time severance and retention bonuses for acquired and transitional employees, or exit costs associated with an acquired company’s long-lived assets, such as real estate, or other long-term commercial agreements. The Company excludes these acquisition-related expenses because they are distinct from ongoing operational costs and the Company does not believe they are reflective of current and expected future business performance and operating results.

•Gains (Losses) on Strategic Investments, net: The Company records all fair value adjustments to its equity securities held within the strategic investment portfolio through the statement of operations. As it is not possible to forecast future gains and losses, the Company assumes no change to the value of its strategic investment portfolio in its GAAP and non-GAAP estimates for future periods, including its guidance. Gains (Losses) on Strategic Investments, net, are included in its GAAP financial statements.

•Income Tax Effects and Adjustments: The Company utilizes a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items such as changes in the tax valuation allowance and tax effects of acquisition-related costs, since each of these can vary in size and frequency. When projecting this long-term rate, the Company evaluated a three-year financial projection that excludes the direct impact of the following non-cash items: stock-based compensation expenses and the amortization of purchased intangibles. The projected rate also considers factors including the Company’s expected tax structure, its tax positions in various jurisdictions and key legislation in major jurisdictions where the Company operates. For fiscal 2026 and 2027, the Company used a projected non-GAAP tax rate of 22.0%. For fiscal 2027, the Company uses a projected non-GAAP tax rate of 20.5%, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the Company’s geographic earnings mix due to acquisition activity or other changes to the Company’s strategy or business operations. The Company will re-evaluate its long-term rate as appropriate.

The Company presents constant currency information to provide a framework for assessing how the Company's underlying business performed excluding the effect of foreign currency rate fluctuations. To present constant currency revenue growth rates, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the weighted average exchange rate for the quarter being compared to rather than the actual exchange rates in effect during that period. To present current remaining performance obligation growth rates on a constant currency basis, current remaining performance obligation balances in local currencies in previous comparable periods are converted using the United States dollar currency exchange rate as of the most recent balance sheet date.

The Company defines the non-GAAP measure free cash flow as GAAP net cash provided by operating activities, less capital expenditures.

Other Metrics: The Company defines Agentforce and Data 360 annual recurring revenue ("ARR") as the annualized recurring value of active Data 360 and certain generative artificial intelligence ("AI") subscription agreements, including those for Agentforce and generative AI products and features, that were executed at the end of the reporting period. The Company defines Informatica Cloud ARR as the annualized recurring value of active Informatica Cloud subscription agreements that were executed at the end of the reporting period. The Company defines Public Sector ARR as the annualized recurring value of active Public Sector Industry cloud subscription agreements that were executed at the end of the reporting period.

The Company defines Net New Annual Order Value ("NNAOV") as the net change in the annual order value of our customer subscription agreements during a given period. NNAOV is calculated as the sum of: (i) the annualized contract value from new and existing customers who enter into subscription agreements during the period; less (ii) the reduction in annualized order value from customer cancellations, non-renewals, or downgrades during the period.

The Company defines an Agentic Work Unit ("AWU") as a measure of discrete tasks executed by AI agents in production across the Salesforce platform, including Agentforce and Slack. AWUs represent the conversion of generative AI capabilities into measurable business outputs, such as resolving customer cases, updating records or triggering automated workflows.